UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2020

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000‑24389	36‑4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]            Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]            Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR    240.14d‑2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 2, 2020, the Board of Directors of OneSpan Inc., upon the recommendation of its Governance & Nominating Committee, increased the size of the Board from eight to ten members and appointed Naureen Hassan and Marian Johnson (the “New Directors”) to fill the vacancies so created, effective March 15, 2020. Both New Directors will stand for re-election at the 2020 annual meeting of shareholders. Both New Directors will serve on the Audit Committee, the Compensation Committee and the Governance & Nominating Committee of OneSpan’s Board.

There is no agreement or understanding between the New Directors and any other person pursuant to which she was appointed to the Board. Each of the New Directors is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. The New Directors, as of the date of this Current Report on Form 8-K, hold no direct or indirect beneficial ownership in OneSpan’s stock or rights to acquire such stock.

As non-employee directors, in accordance with the Company’s Director Compensation Policy, the New Directors will each receive a pro rata portion of: a $105,000 annual equity retainer, a $60,000 annual cash retainer and cash committee member retainers of $10,000 in the aggregate. Such director compensation will be based on nine and one-half months out of 12 months of service.

The Company issued a press release on March 3, 2020 announcing the appointment of the New Directors, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01 Financial Statements and Exhibits

To the extent required, the information included in Item 5.02 of this Form 8-K and Exhibit 99.1 are incorporated into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 3, 2020, announcing new board members

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2020	OneSpan Inc.

/s/ Steven R. Worth
Steven R. Worth
Corporate Secretary

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